Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                                           Payment Date       06/25/2001

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Servicing Certificate                                   Group 1                 Group 2
---------------------
Beginning Pool Balance                                           452,864,364.63      65,937,956.42
Beginning PFA                                                              0.00               0.00
Ending Pool Balance                                              432,765,763.94      63,715,763.34
Ending PFA Balance                                                            -                  -
Principal Collections                                             19,896,165.74       2,222,193.08
Principal Draws                                                               -                  -
Net Principal Collections                                         19,896,165.74       2,222,193.08
Active Loan Count                                                        13,432                400

Interest Collections                                               3,901,839.98         556,872.96

Weighted Average Net Loan Rate                                        11.15000%          10.81090%
Substitution Adjustment Amount                                             0.00               0.00

           Beginning              Ending                                                      Interest   Security
Term Notes  Balance              Balance           Factor        Principal      Interest     Shortfalls      %      Coupon
----------  -------              -------           ------        ---------      ---------    ----------      -      ------
Class A-1    183,575,803.70     162,053,476.34      0.6111052   21,522,327.36     665,315.68        0.00   0.26964        4.209%
Class A-2     69,781,000.00      69,781,000.00      1.0000000            0.00     416,941.48        0.00  0.116108        7.170%
Class A-3     62,885,000.00      62,885,000.00      1.0000000            0.00     385,694.67        0.00  0.104634        7.360%
Class A-4     22,574,000.00      22,574,000.00      1.0000000            0.00     145,226.07        0.00  0.037561        7.720%
Class A-5     52,454,000.00      52,454,000.00      1.0000000            0.00     317,346.70        0.00  0.087278        7.260%
Class A-6     22,576,528.45      20,172,710.17      0.5800256    2,403,818.28      82,016.29        0.00  0.033565        4.219%
Class A-7     16,444,000.00      16,444,000.00      1.0000000            0.00      99,623.23       11.07  0.027361        7.270%
Class A-8     17,704,000.00      17,704,000.00      1.0000000            0.00     115,076.00        0.00  0.029458        7.800%
Class M1      30,351,000.00      30,351,000.00      1.0000000            0.00     209,674.83        0.00  0.050501        8.290%
Class M2      16,527,000.00      16,527,000.00      1.0000000            0.00     121,611.18        0.00  0.027499        8.830%
Class B       12,320,000.00      12,320,000.00      1.0000000            0.00      92,400.00        0.00  0.020499        9.000%


Certificates            -                    -              -               -              -           -         -             -

Beginning Overcollateralization Amount                            11,609,988.90
Overcollateralization Amount Increase (Decrease)                   1,605,351.87
Outstanding Overcollateralization Amount                          13,215,340.77
Overcollateralization Target Amount                               15,024,141.00

Credit Enhancement Draw Amount                                             0.00
Unreimbursed Prior Draws                                                   0.00


                                                                                                       Number         Percent
                                                                        Balance                       of Loans      of Balance
Delinquent Loans (30 Days)                                         2,417,105.55                          51            0.56%
Delinquent Loans (60 Days)                                           810,113.94                          20            0.19%
Delinquent Loans (90+ Days) (1)                                    1,546,972.94                          20            0.36%
REO                                                                        0.00                          0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                         Liquidation To-Date
Beginning Loss Amount                                                176,603.66
Current Month Loss Amount                                            202,434.95
Current Month Prinicpal Recovery                                      62,270.32
Net Ending Loss Amount                                               316,768.29               0.00

                                                            Special Hazard                             Fraud        Bankruptcy
Beginning Amount                                                           0.00                              0.00            0.00
Current Month Loss Amount                                                  0.00                              0.00            0.00
Ending Amount                                                                 -                                 -               -

Liquidation Loss Distribution Amounts                                      0.00
Extraordinary Event Losses                                                 0.00
Excess Loss Amounts                                                        0.00

Capitalized Interest Account
Beginning Balance                                                          0.00
Withdraw relating to Collection Period                                     0.00
Interest Earned (Zero, Paid to Funding Account)                            0.00
Total Ending CIA Balance to Seller                                         0.00
                                                                          ----
Total Ending Capitalized Interest Account Balance as of Payment Date       0.00
Interest earned for Collection Period                                      0.00
Interest withdrawn related to prior Collection Period                      0.00


Prefunding Account
Beginning Balance                                                          0.00
Additional Purchases during Revolving Period                               0.00
Excess of Draws over Principal Collections                                 0.00
Ending PFA Balance to Noteholders                                          0.00
                                                                          ----
Total Ending Balance as of Payment Date                                    0.00
Interest earned for Collection Period                                      0.00
Interest withdrawn related to prior Collection Period                      0.00

Current Month Repurchases Units                                               0
Cuurent Month Repurchases ($)                                                 -

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